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                                                                     Exh 99.A(1)

                THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

                        ASSISTANT SECRETARY'S CERTIFICATE

I, STEPHEN ROSEN, Assistant Secretary of THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.) (the "Company"), a corporation existing under the laws of the State of Michigan, hereby certify that the following is a true copy of a resolution passed by the Board of Directors at its meeting on the 20th day of March, 1997:

         WHEREAS the Company intends to sell variable life insurance contracts which contain an option to have contract assets invested in securities for the purposes of providing benefits under the contracts.

         AND WHEREAS the Company intends to hold such assets in a separate account.

         RESOLVED THAT:

         1. The Company be and it is hereby authorized to undertake all necessary activities to secure variable life authority in each of the states, including District of Columbia, where the Company is currently licensed to transact the business of life insurance.

         2. The Company shall and hereby establishes a separate account designated "Separate Account A" for the purpose of providing a funding medium to support reserves under variable life insurance policies as may be issued by the Company and as the officers of the Company may designate for such purpose. The officers of the Company may, from time to time, change the designation of "Separate Account A" to such other designations as they may deem necessary and appropriate.

         3. Premiums paid pursuant to variable life contract shall be allocated to the separate account in accordance with the terms of such contracts for the purpose of providing benefits under the contracts.

         4. Income, gains and losses realized and unrealized relating to the separate account shall, in accordance with any variable life insurance policies issued by the Company, be credited or charged to such separate account, without regard to other gains or losses by the Company.

         5. The separate account shall not be chargeable with liabilities arising out of any other business of the Company and shall be held solely for the policyholders with variable contracts to the extent provided in such contracts.

         6. The separate account shall be invested in a manner determined by the Company from time to time, and in accordance with any restrictions contained in the variable contracts.

         7. The officers of the Company are hereby authorized and directed to take all such action as may be necessary or appropriate to cause the separate account to be registered as a unit investment trust under the Investment Company Act of 1940,


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                  as amended, and make such application or applications for such exemptive or other orders under that Act as may be necessary or desirable.

         8. The officers of the Company are hereby authorized and directed to take all such action as may be necessary or appropriate to file or cause to be filed with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933, as amended, relating to such variable life insurance contracts.

         9. That James D. Gallagher, Secretary and General Counsel of the Company, be and is hereby constituted and appointed agent for service of process for this Company to receive notices and communications from the Securities and Exchange Commission with respect to such registration statements as may be filed on behalf of the Company concerning Separate Account A and to exercise the powers given to such agent in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         10. The officers of the Company be, and they are hereby authorized to do or cause to be done all things necessary or desirable, as may be advised by counsel, to comply with or obtain exemptions from Federal and State laws and regulations that may be applicable to the issuance and sale of variable life insurance by the Company.

         11. The officers of the Company be, and they are hereby authorized and directed to perform all such acts and do all such things as may, in their judgment and discretion, be necessary or desirable to give full effect to these resolutions so as to enable the company to establish the separate account and issue the variable life insurance contracts, including, without limitation:

                  (a) the preparation and execution of custodian agreements, underwriting agreements, service agreements and such other agreements and documents respecting such separate account or contracts;

                  (b) the determination of the terms and conditions of the variable life insurance contract herein authorized; and

                  (c) the determination of the jurisdiction or jurisdictions in which action shall be taken to obtain the requisite qualification, registration or authorization for the issue and sale of such variable life insurance contracts.



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GIVEN AND CERTIFIED, at the City of Toronto, Province of Ontario, with the
Common Seal hereto affixed by the undersigned having custody of the same as Assistant Secretary of the Company, this 20th day of July, 2000.


                               THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)


                               By: /s/ Steve Rosen
                                   ---------------------------------
                                   Assistant Secretary